UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.)
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SERACARE LIFE SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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37 Birch Street
Milford, MA 01757
Telephone: (508) 244-6400
Fax: (508) 634-3394

December 21, 2009

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of SeraCare Life Sciences, Inc. at 10:00 a.m., Eastern time, on February 8, 2010 at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036. The accompanying formal Notice of 2010 Annual Meeting of Stockholders and proxy statement contain the items of business expected to be considered and acted upon at the meeting, including the election of six nominees to the Board of Directors, to serve for one-year terms and until their successors are duly elected and qualified or their earlier resignation or removal. Our Board of Directors recommends that you vote FOR the election of the six nominees described in this Proxy.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or by completing, signing, dating and mailing the accompanying proxy card in the return envelope, or by attending the meeting and voting in person. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote is received in time, please cast your vote by your choice of available means at your earliest convenience.

Sincerely,

Susan L.N. Vogt
President and Chief Executive Officer

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m., Eastern Time
Date	Monday, February 8, 2010
Place	Ropes & Gray LLP offices, 1211 Avenue of the Americas, New York, NY, 10036
Purpose	1. To elect Eugene I. Davis, Samuel D. Anderson, Harold S. Blue, Sarah L. Murphy, Jill Tillman, and Susan L.N. Vogt as directors to serve for a one-year term and until their successors are duly elected and qualified or their earlier resignation or removal.
2. To transact any other business that may properly come before the meeting or any adjournment thereof.
Record Date	The Directors have fixed December 17, 2009 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport. If your company stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement is being forwarded to you by your broker or nominee. Your name does not appear on our list of stockholders. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date, in order to be admitted to the meeting.
Voting by Proxy	Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If your shares are held in street name, you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

Gregory A. Gould, Secretary
December 21, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on February 8, 2010. The proxy statement and annual report to security holders are available at:
http://www.seracare.com/InvestorCenter/tabid/210/

37 Birch Street
Milford, MA 01757
Telephone: (508) 244-6400
Fax: (508) 634-3394

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 8, 2010

SOLICITATION OF PROXIES

GENERAL INFORMATION ABOUT THE MEETING

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

This proxy statement and accompanying proxy card or, for shares held in street name, voting instruction form, are scheduled to be sent to stockholders beginning on or about December 30, 2009.

Who is soliciting my vote?

The Board of Directors of SeraCare Life Sciences, Inc. (the “Company” or “SeraCare”) is soliciting your vote for the 2010 Annual Meeting of Stockholders (the “Annual Meeting”).

When is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on December 17, 2009.

How many votes can be cast by all stockholders?

18,810,368 shares of common stock of the Company were outstanding on December 17, 2009 and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. Go to the website indicated on your enclosed proxy card and follow the instructions you find there. You must specify how you want your shares voted or your Internet vote cannot be completed, and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the Internet, your vote must be received by 11:59 p.m. on February 7, 2010.

•	By Mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to AST. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the nominees named herein to the Company’s Board of Directors and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

•	In Person at the Meeting. If you attend the meeting, be sure to bring a form of personal picture identification with you, and you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares of common stock are held in “street name” (held for your account by a broker or other nominee):

•	By Internet. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In Person at the Meeting. If you attend the meeting, in addition to picture identification you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting.

What is the Board’s recommendation on how to vote my shares?

The Board of Directors recommends a vote FOR election of the six directors.

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the Board of Directors. That solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote?

You may revoke your signed proxy to management at any time before it is voted at the Annual Meeting by notifying the Secretary in writing, by returning a signed proxy with a later date, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

What quorum and vote are required to approve each item?

In order to have the required quorum to transact business, a majority of the outstanding shares of common stock as of the record date must be present, in person or by proxy, at the Annual Meeting. If the number of shares of common stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

The six nominees for election as directors who receive the highest number of votes FOR election will be elected as directors (Proposal 1). This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm does not have authority to vote your unvoted shares held by the firm on Proposal 1 and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

What happens if the meeting is postponed or adjourned?

Your proxy to management may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Whom should I call if I have any additional questions?

If you hold your shares directly, please call Gregory A. Gould, Secretary of the Company at (508) 244-6400. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1-ELECTION OF DIRECTORS

Pursuant to the Certificate of Incorporation, the Board of Directors consists of six members. All directors are elected each year for a one-year term. Eugene I. Davis, Samuel D. Anderson, Harold S. Blue, Sarah L. Murphy, Jill Tillman, and Susan L.N. Vogt are the directors whose terms expire at the Annual Meeting and who have been nominated for election to the Board to serve until the 2011 Annual Meeting or until their successors are elected. With the exception of Ms. Vogt, all of our directors are non-employees of the Company.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the six nominees listed below as directors. We have no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF EUGENE I. DAVIS, SAMUEL D. ANDERSON, HAROLD S. BLUE, SARAH L. MURPHY, JILL TILLMAN, AND SUSAN L.N. VOGT.

Director Biographies

The table below provides information as of December 1, 2009 about the nominees for director.

Nominees for Election of Directors

Eugene I. Davis (54)	Mr. Davis has been the Chairman of the Board of Directors since May 2007. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm. He is currently the Chairman of the Board of Directors of Ambassadors International, Inc and of Atlas Air Worldwide Holdings Inc. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University and a Juris Doctorate from Columbia University School of Law. He is also a director of American Commercial Lines Inc., Haights Cross Communications, Inc., Knology Inc., Rural/Metro Corporation, Solutia, Inc., TerreStar Corporation and Viskase Companies, Inc.

Samuel D. Anderson (74)	Mr. Anderson has served as a member of the Board of Directors since September 2001. Mr. Anderson was a director of and consultant to Biomat USA from April 1996 to September 2001. Mr. Anderson also served on the Boards of Cytologic, Inc. from April 2004 until June 2007 and Cypress Bioscience, Inc. from April 1998 until June 2007 and was Chairman of the Board of Hycor Biomedical Inc. from 1985 until 2004.

Harold S. Blue (48)	Mr. Blue has served as a member of the Board of Directors since April 2009. Mr. Blue founded and serves as managing partner of HealthEdge Investment Partners, an operating-oriented buyout firm that acquires controlling interest in small cap healthcare companies, since 2005. Previous to that he was managing partner of Comvest Investment Partners from 2003 to 2005.

Sarah L. Murphy (33)	Ms. Murphy has been a member of the Board since May 2007. Ms. Murphy is the Senior Vice President, Finance of ITCˆDeltacom, Inc. She was a Vice President and then a Director of AlixPartners, an international corporate restructuring and interim management firm from 2001 to 2005. Ms. Murphy has a bachelor’s degree from Princeton University and a master’s degree in business administration from the Harvard Business School.

Jill Tillman (59)	Ms. Tillman has been a member of the Board since May 2007. Ms. Tillman is the Chief Operating Officer of Brandywine Hospital in suburban Philadelphia, Pennsylvania since October 2006. Prior to that position she was the Chief Operating Officer and Interim Chief Executive Officer of St. Christopher’s Hospital for Children in Philadelphia from September 2004 to September 2006. Prior to that, Ms. Tillman served as the Interim Chief Operating Officer from September 2003 to September 2004 and as the Chief Nursing Officer from January 2000 to September 2004 at Hahnemann University Hospital in Philadelphia. Ms. Tillman holds a bachelor’s degree from Villanova University, a master of science degree in nursing from the University of Pennsylvania, a master of business administration degree from Eastern College, and is a graduate of the Nursing Executive Program of the Wharton School of Business.

Susan L.N. Vogt (55)	Ms. Vogt has been the President and Chief Executive Officer since July 2006 and a member of the Board of Directors of the Company since September 1, 2006. Ms. Vogt was previously President of the BioPharmaceutical division of Millipore Corporation, a multinational bioscience company, from January 2001 through May 2005, where she ran a $520 million division with more than 1,600 employees deployed in 23 countries. Prior to that, from June 1999 through January 2001, she was the Vice President and General Manager of the Laboratory Water Division of Millipore Corporation. Ms. Vogt holds an M.B.A. from Boston University and a B.A. from Brown University. Ms. Vogt currently serves on the Board of Directors of Justrite Manufacturing Corporation.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of December 1, 2009:

Name	Age	Position

Susan L.N. Vogt	55	President and Chief Executive Officer, Director
Gregory A. Gould	43	Chief Financial Officer, Treasurer and Secretary
Ronald R. Dilling	54	Vice President, Manufacturing Operations
Katheryn E. Shea	40	Vice President, BioServices Operations
William J. Smutny	59	Vice President, Sales and Marketing

Susan L.N. Vogt has been the President and Chief Executive Officer since July 2006 and a member of the Board of Directors of the Company since September 1, 2006. Ms. Vogt was previously President of the BioPharmaceutical division of Millipore Corporation, a multinational bioscience company, from January 2001 through May 2005, where she ran a $520 million division with more than 1,600 employees deployed in 23 countries. Prior to that, from June 1999 through January 2001, she was the Vice President and General Manager of the Laboratory Water Division of Millipore Corporation. Ms. Vogt holds an M.B.A. from Boston University and a B.A. from Brown University. Ms. Vogt currently serves on the Board of Directors of Justrite Manufacturing Corporation.

Gregory A. Gould has been the Chief Financial Officer and Treasurer since August 2006 and the Secretary of the Company since November 2006. From August 2005 to August 2006, Mr. Gould provided financial and accounting consulting services through his consulting company, Gould LLC. From April 2005 to August 2005, Mr. Gould served as the Chief Financial Officer and Senior Vice President of Integrated BioPharma, Inc., a life sciences company serving the pharmaceutical, biotechnology and nutraceutical markets. Prior to that, from February 2004 through January 2005, Mr. Gould served as the Chief Financial Officer, Treasurer and Secretary of Atrix Laboratories, Inc., an emerging specialty pharmaceutical company focused on advanced drug delivery. From 1996 through October 2003, Mr. Gould served as Director of Finance and then as the Chief Financial Officer and Treasurer of Colorado MEDtech, a high tech software development, product design and manufacturing company. Mr. Gould is a director of CytoDyn, Inc. Mr. Gould holds a B.S. in Business Administration from the University of Colorado, Boulder and is a Certified Public Accountant in the State of Colorado.

Ronald R. Dilling has been our Vice President, Manufacturing Operations since our acquisition of some assets of the Celliance division of Serologicals Corporation in January 2006 where he served as the Managing Director of Manufacturing Operations for 17 years. Mr. Dilling has over 34 years of professional experience in the life sciences industry in operations and production. Before joining Serologicals Corporation, he worked at Hazelton Biologics (JRH BioSciences) as its Director of Operations and Gibco Laboratories (Invitrogen) as its Production Laboratories Manager.

Katheryn E. Shea has been our Vice President, BioServices Operations since 2006. From 2004 to 2006, Ms. Shea was our Director of Repository Operations and prior to our acquisition of Boston Biomedica, Inc. (“BBI”) in 2004, she held the same position at BBI from 2000 to 2004. She served as Scientific Reviewer for the National Institute of Allergy and Infectious Diseases in 2003 and 2005, as Councilor for the International Society for Biological and Environmental Repositories from 2002 to 2003 and Secretary Treasurer from 2004 to 2007. Ms. Shea earned her B.S. in Biology with a minor in Chemistry from Mount Saint Mary’s College in Maryland.

William J. Smutny has been our Vice President, Sales and Marketing since November 2006. Prior to joining SeraCare, Mr. Smutny served as Vice President, Sales & Marketing for PML Microbiologicals, a private company serving the clinical, biotech, pharmaceutical and research markets worldwide from 2001 to 2006. Mr. Smutny holds a M.S. degree in Physiology and a B.A. in Biology from West Virginia University.

CORPORATE GOVERNANCE

Board Meetings and Participation

Our Board of Directors held 15 regular meetings and no special meetings during fiscal 2009. Each of the directors attended at least 75% of the total number of meetings of the Board held while he or she was a director and of each committee on which he or she served during the period in which he or she served as a member of that committee. Our Board has established the committees described below, and may establish others from time to time. The Company encourages our directors to attend the annual meeting of stockholders and believes that attendance at the annual meeting of stockholders is just as important as attendance at meetings of the Board of Directors and its committees. All of the members of the Board of Directors are currently expected to attend the Annual Meeting.

Director Independence

Our Board of Directors has determined that all of our current non-employee directors, namely Eugene I. Davis, Samuel D. Anderson, Harold S. Blue, Sarah L. Murphy and Jill Tillman meet the independence requirements of NASDAQ Rule 5605(a)(2). Ms. Vogt is not considered an independent director as she is the President and Chief Executive Officer of the Company.

Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee consist solely of independent directors, as defined by the NASDAQ Stock Market (“NASDAQ”). The members of our Audit Committee also meet the additional Securities and Exchange Commission (“SEC”) and NASDAQ independence and experience requirements applicable specifically to members of the Audit Committee. In addition, all of the members of our Compensation Committee are “non-employee directors” within the meaning of the rules of Section 16 of the Securities Exchange Act of 1934, as amended.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Current copies of the charters of each of the committees are available in the “Investor Relations-Corporate Governance” section of our website at www.seracare.com.

The members, functions and other information about the standing committees of our Board are as follows:

Audit Committee

The Audit Committee assists our Board of Directors in overseeing the accounting and financial reporting processes of the Company and has general responsibility for oversight and review of the accounting and financial reporting practices, systems of internal controls and accounting and audit activities of our Company. The Audit Committee acts pursuant to a written charter. The Audit Committee Charter was adopted by our Board of Directors on May 18, 2007. The members of the Audit Committee are Eugene I. Davis (Chair), Harold S. Blue, Sarah L. Murphy, and Jill Tillman. Our Board of Directors has determined that each of the members of the Audit Committee qualifies as an “independent” director under The NASDAQ rules applicable to members. The Board of Directors has determined that Eugene I. Davis is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. Furthermore, as required by the rules and regulations of the SEC, no member of the Audit Committee receives, directly or indirectly, any consulting, advisory, or other compensatory fees from SeraCare other than Board and committee fees and grants of stock options. The Audit Committee held six meetings during fiscal 2009. A copy of the Audit Committee Report is contained in this proxy statement.

Compensation Committee

The Compensation Committee oversees the Company’s compensation and employee benefit plans and practices and discharges the responsibilities of the Board relating to compensation of the Company’s Chief Executive Officer. The Compensation Committee acts pursuant to a written charter. The Compensation

Committee Charter was adopted by the Board of Directors on May 18, 2007. The members of the Compensation Committee are Jill Tillman (Chair), Samuel D. Anderson, Harold S. Blue, and Sarah L. Murphy. The Compensation Committee held nine meetings during fiscal 2009. A copy of the report of the Compensation Committee is contained in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors, develops and recommends to the Board a set of corporate governance principles applicable to our Company and takes such other actions within the scope of its charter as the Nominating and Corporate Governance Committee deems necessary or appropriate. The Nominating and Corporate Governance Committee Charter was adopted by the Board of Directors on May 18, 2007 and amended on November 14, 2007. The members of the Nominating and Corporate Governance Committee are Samuel D. Anderson (Chair), Eugene I. Davis and Sarah L. Murphy. The Nominating and Corporate Governance Committee held four meetings during fiscal 2009.

In identifying and recommending nominees for positions on the Board of Directors, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Board Membership Criteria” in the Company’s Corporate Governance Guidelines namely: (1) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and (2) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Committee may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with the Company and independence from management and the Company. The Nominating and Corporate Governance Committee also may seek to have the Board represent a diversity of backgrounds, experience, gender and race.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company, the composition of the Board of Directors and the requirements of the By-laws. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating and Corporate Governance Committee want to seriously consider and move toward nomination, the Chair of the Nominating and Corporate Governance Committee enters into a discussion with that candidate. Based on these considerations, the Committee unanimously recommended to the Board of Directors the election of each of Eugene I. Davis, Samuel D. Anderson, Harold S. Blue, Sarah L. Murphy, Jill Tillman and Susan L.N. Vogt.

The Nominating and Corporate Governance Committee does not have a formal written policy with regard to candidates recommended by stockholders for membership on the Board of Directors, but will consider nominations from stockholders and evaluate a candidate in the same manner as it evaluates all other nominees. Stockholders who wish to submit candidates for director for consideration by the Nominating and Corporate Governance Committee for election at SeraCare’s 2011 Annual Meeting of Stockholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by SeraCare’s By-laws, to Gregory A. Gould, Secretary, SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757. The notice requirements for our 2011 Annual Meeting of Stockholders are described in “Stockholder Proposals” in this proxy statement.

Stockholder Communications with our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (508) 244-6400. However, stockholders who wish to address questions or concerns regarding our business directly with the Board of Directors, or any individual director, should direct questions in writing to SeraCare Life Sciences, Inc., Attention: Corporate Secretary, 37 Birch Street, Milford, Massachusetts 01757. Questions and concerns will be forwarded directly to the appropriate directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the compensation discussion and analysis required by Item 402(b) of Regulation S-K, which appears below, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the compensation discussion and analysis be included in our Proxy Statement.

COMPENSATION COMMITTEE
Jill Tillman (Chair)
Samuel D. Anderson
Harold S. Blue
Sarah L. Murphy

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Philosophy

Primary Objectives

The Company’s executive compensation program is designed to attract, retain and motivate executive officers capable of leading the Company to achieve its business objectives. The focus is to tie short and long-term cash and equity incentives to achievement of individual and corporate performance objectives and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executive officers’ overall compensation to our financial and operational performance.

Benchmarking for Compensation

Management initially reviews the Company’s compensation plans by utilizing publicly available compensation data and subscription compensation survey data. For benchmarking executive compensation, the Compensation Committee has reviewed the compensation data from a representative group of the following 18 national and regional companies in its industry. The representative companies that the committee has reviewed are Bio-Reference Laboratories, Inc., Albany Molecular Research, Inc., Caliper Life Sciences, Inc., Heska Corporation, Clinical Data, Inc., Enzo Biochem, Inc., Clarient, Inc., Ore Pharmaceutical Holdings, Inc., Encorium Group Inc., Repligen Corporation, CombinatoRx, Incorporated, Dyax Corp., ArQule, Inc., Celldex Therapeutics, Inc., Exact Sciences Corporation, Acusphere, Inc., StemCells, Inc. and Alseres Pharmaceuticals, Inc. The Compensation Committee believes that the practices of this “peer group” of companies provide it with appropriate compensation benchmarks because their organizational structures, revenues or market capitalizations are similar to those of the Company.

Pay-for-Performance Philosophy

Based on these data, the Compensation Committee has approved a pay-for-performance compensation philosophy that is intended to identify the appropriate ranges for a competitive compensation program, with the intent of targeting base, bonus and total compensation for executive officers, including the Chief Executive Officer, in the mid-range of our peer group with variations above or below these ranges dependent on individual and corporate performance and the long-term contributions that the executive is expected to make to the Company. The Compensation Committee works within the framework of this pay-for-performance philosophy to determine the components of an executive’s initial compensation package based on numerous factors, including:

•	The individual’s particular background and circumstances, including training and prior relevant work experience;

•	The individual’s role with the Company and the compensation paid to similar persons in the companies represented in the peer group data that the Compensation Committee reviews;

•	The demand for individuals with the individual’s specific expertise and experience;

•	Performance goals and other expectations for the position, including challenges specific to the Company;

•	Comparison to other executives within the Company having similar levels of expertise and experience; and

•	Uniqueness of industry skills.

Setting and Assessment of Performance Goals

The Compensation Committee has implemented an annual management incentive program. Under the program, annual performance goals are determined and set forth in writing during the first quarter of each fiscal year for the Company as a whole and for each member of management. Annual corporate goals are proposed by management and approved by the Compensation Committee at the beginning of each fiscal year for that year. These corporate goals target the achievement of specific strategic, operational and financial milestones. Individual goals for fiscal 2009 focused on each officer’s contributions which facilitated the achievement of the corporate goals and were set during the first quarter of the fiscal year. Individual goals varied based on an officer’s business group or area of responsibility and were proposed by each executive and approved by his or her direct supervisor. The Chief Executive Officer then approved the individual goals proposed by the Company’s other executive officers. The goals of the Chief Executive Officer and her direct reports were approved by the Compensation Committee. Annual salary increases, bonuses and stock option awards granted to the Company’s employees were tied to the achievement of corporate and individual performance goals. For fiscal 2010, the Company’s corporate goal will be determinative of the bonus pool, although individual executive performance may be taken into account in allocating such pool. Exceptional corporate performance, combined with exceptional individual performance, would result in high compensation for an executive officer. Corporate or individual performance that does not meet expectations will result in compensation that is lower than targeted.

The Compensation Committee has the discretion to adjust performance goals for the remainder of the year based on circumstances that arise during the course of the year or for transactions or events affecting the Company’s stock, changes in accounting principles or practices or other factors which in the Compensation Committee’s determination require an adjustment to carry out the intent of the Company’s management incentive plan. This flexibility allows the Compensation Committee to respond to changing conditions while continuing to ensure that management is provided appropriate incentives to perform at a high level. Similarly, if during the year an officer’s work positively affects the achievement of performance goals, the Compensation Committee may decide to provide a separate bonus to reward the individual.

Executive Compensation Components

The principal elements of management’s compensation are base salary, annual bonus and long-term equity incentives. The Compensation Committee believes that the total executive compensation should be comparable to that of executives in similar positions at similarly situated companies of comparable size. The base salary for each of our executives is fixed at a level the Compensation Committee believes enables the Company to hire and retain individuals in a competitive environment and reward individual performance and contribution to our overall business goals. As was the case for compensation for the second half of fiscal 2009, a portion of management’s compensation may be paid in shares of stock to ensure alignment of interests. The Compensation Committee designed the cash and stock incentive bonuses for each of our executives to focus them on achieving key strategic, operational or financial objectives on an annual basis, as described in more detail below. Stock options are used to reward long-term performance, to create an incentive for executive officers to attain multi-year goals and as retention tools. These stock options are intended to produce significant value for each executive if the Company’s performance is outstanding and if the executive has an extended tenure.

Base Salary

Base salaries for executive officers are based on the scope of each individual’s responsibilities and prior work experience, taking into account the competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives at the time of hire. The Compensation Committee believes that executive base salaries should generally track the range of salaries for executives in similar positions and with responsibilities in the companies of similar size to the Company represented in the peer group data the Compensation Committee reviews. In determining base salaries, the Compensation Committee considers not only the short term performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership in the development of the Company.

Generally all employees, including our executive officers, are eligible for an annual adjustment to base salary. The Compensation Committee reviews the base salary of our Chief Executive Officer and other executive officers based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. The individual performance of our executive officers is determined based on the level of achievement of corporate goals including those related to their respective areas of responsibility as well as the officer’s management and development of people and his or her ability to motivate others, develop the skills necessary to facilitate the growth of SeraCare as it matures and initiate programs to enhance the Company’s growth and success. Our corporate goals target the achievement of financial and operational milestones.

The Compensation Committee also realigns base salaries with market levels for the similar positions in similarly situated companies of comparable size to the Company. The Compensation Committee makes recommendations to the full Board of Directors on the base salaries of the Chief Executive Officer and all other executive officers. For all executive officers other than the Chief Executive Officer, the Compensation Committee also considers the recommendations and assessments of the Chief Executive Officer. The Compensation Committee’s recommendations as to increases in base salary for fiscal 2009 were reviewed and approved by the Board of Directors in November 2008. Based on the economic conditions last fall, the Compensation Committee approved management’s proposal that there be no increase in their fiscal 2009 base salaries, and further determined in consultation with the executives, to reduce their cash base salaries temporarily by 5% annually (20% for the Chief Executive Officer and 15% for the Chief Financial Officer) and pay management in part for such reduction in shares of stock to further align their interests with the Company’s in the last half of fiscal 2009. Additionally, the Compensation Committee may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

The Company’s compensation program includes eligibility for an annual performance-based bonus in the case of all executive officers. The award of an annual bonus, which may be paid in cash or stock, creates an incentive for executive officers to achieve desired short-term corporate goals that are in furtherance of the Company’s long-term objectives. The program establishes target bonuses, set as a percentage of base salary, for each position. The target bonus for executive officers included, in fiscal 2009, a weighting of annual corporate and individual performance goals. The bonus is more heavily weighted toward achievement of corporate goals. In fiscal 2009, the target bonuses for our executive officers ranged from 30-75% of their base salary, and the portion of the bonus that was tied to corporate performance was 70%. The Compensation Committee reviews annually target bonuses as a component of executive compensation against the peer group data and believes the target bonuses for our executive officers are within the appropriate range as a percent of base salary and overall total compensation. Non-executive vice presidents and management directors are eligible for a similar performance-based bonus with their target bonus at a lower percentage of salary. All other eligible employees have target bonuses at 2% percent of salary, with their actual bonus awards dependent solely on the achievement of corporate goals.

The Compensation Committee makes recommendations to the full Board of Directors as to the annual bonuses to be paid to the Chief Executive Officer and the other executive officers given each officer’s target bonus, achievement of corporate goals, (and for fiscal 2009, individual goals) and the Compensation Committee’s overall assessment of performance based on achievement of such performance goals. The Board of Directors may approve, modify or override the Compensation Committee’s determination of an executive’s bonus payment based on its view of the achievement of performance goals.

The Board of Directors is responsible for determining each executive’s level of achievement against the stated corporate goals based on a recommendation from the Compensation Committee. The achievement level is determined in the first quarter of each year based on the performance in the preceding year. In fiscal 2009, the corporate goals included revenue, operating income and cash flows from operations less capital expenditures, each equally weighted. The operating income target was adjusted to exclude the effects of non cash impairments. The Compensation Committee set such targets at a level where the executives would be expected to be paid 100% of the portion of their target bonus tied to corporate goals if the Company achieved its projected performance under each of the corporate goals, 25% if the Company achieved a lower threshold level of performance and 200% if the Company achieved a higher stretch level of performance for fiscal 2009. For performance between threshold and target and target and stretch goals, the bonus was determined on a straight line basis between the threshold and target and target and stretch numbers. The Company did not achieve its threshold revenue goal for fiscal 2009 of $49 million (nor its target of $54 million or its stretch goal of $63 million in revenue). The Company did achieve its target operating income, as adjusted, for fiscal 2009 of $0.6 million (threshold was $0 million and stretch $1.5 million). The cash flow from operations less capital expenditures for fiscal 2009 exceeded the stretch goal of positive $2.0 million (target at $0.2 million and threshold of negative $1.5 million). Based on the Company’s performance in fiscal 2009, the Compensation Committee and the full Board of Directors determined that the level of achievement against fiscal 2009 corporate goals was 100.3%.

For fiscal 2009, individual performance of an executive officer was assessed based on the level of achievement of individual goals including those related to his or her respective area of responsibility as well as the officer’s management and development of people and his or her ability to motivate others, develop the skills necessary to facilitate the growth of SeraCare as it matures and initiate programs to enhance the Company’s growth and success. Each executive was given a performance ranking based on this assessment. The Chief Executive Officer conducted the performance reviews for her direct reports and presented the performance data and her recommendations to the Compensation Committee based on the guidelines previously established by management for review. For all executive officers other than the Chief Executive Officer, the Compensation Committee considered the recommendations of the Chief Executive Officer. After taking into account the Company’s achievement of its corporate goals, each executive’s individual performance and other factors, the Compensation Committee and the full Board of Directors set the executive officers’ average payment at 77.5% of target bonuses. In addition, the Compensation Committee and the full Board of Directors determined and the Company’s executives agreed to receive between 50% and 75% of their bonus in shares of stock.

Based on the criteria described above, the Board of Directors approved the Compensation Committee’s recommendations as to cash and stock bonuses for our executive officers in November 2009. The annual cash and stock bonus paid to our named executive officers in November 2009 is set forth in the Summary Compensation Table following this report.

In November 2009, the Board of Directors, based upon the recommendation of the Compensation Committee, approved our fiscal 2010 bonus plan based on pre-bonus adjusted EBITDA defined as operating income plus accrued bonus expense, depreciation, amortization, stock based compensation, non cash impairments and other non recurring operating expense which the Board may determine to include. The Compensation Committee set such target at a level where the executives would be expected to be paid 75% of their target bonus if the Company achieves its fiscal 2010 projected pre-bonus adjusted EBITDA, subject to adjustments for actual performance above or below the projection up to a maximum of 133% of the executive’s targeted bonus.

Stock Options

The Compensation Committee believes that equity participation is a key component of the Company’s executive compensation program. The Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”) and the 2009 Equity Incentive Plan (the “2009 Plan”) allow the Company to grant stock options, restricted stock and other equity-based awards to executive officers and non-executive employees. Grants of stock options under either the 2001 Plan or the 2009 Plan are designed to more closely align the long-term interests of our executives with SeraCare’s shareholders and to assist in the retention of executives. As stock options granted by the Company generally become exercisable over a three-year period, their ultimate value is dependent upon the long-term appreciation of the Company’s stock price and the executive’s continued employment with the Company. In addition, stock options may result in the executive officers holding a larger equity interest in the Company, thereby providing such persons with the opportunity to share in more of the future value they are responsible for creating.

The Compensation Committee grants stock options under either the 2001 Plan or the 2009 Plan to employees on an annual basis. Eligibility for an option grant and the size of the grant is assessed based on the individual’s overall performance and the number of options previously granted to such person. The annual aggregate value of these awards is set near competitive levels for companies represented in the peer group data the Compensation Committee reviews. Annual stock option grants are reviewed by the Compensation Committee in the first quarter of each year and then submitted to the full Board of Directors for approval. The Company is using stock options as a means of granting stock-based incentives to employees, including our Chief Executive Officer and other executive officers.

In November 2008, the executive officers were all granted options to purchase shares of common stock pursuant to the 2001 Plan. Ms. Vogt, Mr. Gould, Mr. Dilling, Ms. Shea, and Mr. Smutny were issued options to acquire up to 150,000, 75,000, 30,000, 20,000, and 25,000 shares, respectively. Each of these options has an exercise price of $1.25.

Other Compensation

We maintain broad-based benefits that are provided to all employees including health insurance, life and disability insurance, dental insurance and a 401(k) plan.

Relationship among the Primary Components of Compensation

We view the three primary components of our executive compensation as related but distinct. The Compensation Committee reviews total compensation, but does not believe that significant compensation derived from one component of compensation should automatically negate or reduce compensation from other components. We believe that each element of compensation is important for attracting and retaining executives.

The Compensation Committee determines the appropriate level for each compensation component primarily based on our view of performance and the level of compensation needed to motivate, attract and retain our employees, but also uses the peer group data described above. We will, however, also consider internal equity and consistency, the size of the total compensation package and other information we deem relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation other than as described above, or among different forms of compensation. This is due to the relatively small size of our executive team and the Compensation Committee’s preference for tailoring our overall compensation program to meet the Company’s needs in any particular year and tailoring each executive’s award to motivate, attract and retain that executive, as appropriate given the executive’s role, performance and contributions to achievement of corporate objectives.

Termination-Based Compensation

We have entered into arrangements with our Chief Executive Officer and Chief Financial Officer that provide these executives with payments and benefits under some circumstances in the event their employment is terminated or there is a change in control of the Company. The terms of these agreements are described in “Employment Arrangements” and “Potential Payments Upon Termination or Change in Control”. The agreements generally provide that all stock options will fully vest upon a Change in Control Event (as such term is defined in the section “Potential Payments Upon Termination or Change in Control”) or if the executive is terminated by the Company without Cause or by the executive for Good Reason (as such terms are defined in the respective employment agreements). The agreements also provide that if either executive’s employment is terminated by the Company without Cause or by the executive for Good Reason following a Change in Control Event, the executive will receive a cash severance payment plus certain accrued but unpaid compensation. In addition, the agreements generally provide for cash payments and the continuation of benefits upon termination by the Company without Cause or by the executive for Good Reason. The Company has an agreement with Mr. Dilling that provides for cash payments upon termination without Cause (as such term is defined in the employment agreement).

The Compensation Committee believes that the payments and benefits that our executive officers may be entitled to receive upon termination and in the event of a change in control are reasonable and consistent with competitive pay practices in the industry. Change in control arrangements help to ensure the stability of our executive management team during mergers, acquisitions and reorganizations. The Compensation Committee also believes that having all of the executive stock options accelerate upon a change in control motivates our executive officers to act in the best interests of the stockholders by removing the distraction of post change in control uncertainties faced by the executive officers with regard to his or her continued employment and compensation. We believe that the change of control provisions provided in the executive officer employment agreements are attractive enough to maintain continuity and retention of key management personnel and are consistent with the Company’s compensation philosophy.

Tax Deductibility of Compensation

Limitations on the deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code of 1986, which generally limits a public company’s tax deduction for compensation paid to its named executive officers to $1 million in any year. In addition, Section 162(m) specifically exempts some performance-based compensation from the deduction limit. The Company will take into account the deductibility of compensation programs when it considers it appropriate to do so but may authorize programs and payments, including under the management incentive plan, that are not exempt from the deduction limitation of Section 162(m).

Conclusion

Our compensation policies are designed to retain and motivate our executive officers and to ultimately reward them for outstanding individual and corporate performance.

DIRECTOR COMPENSATION

Each of our current non-employee directors receives compensation from us for his or her services as a member of our Board of Directors and its committees. In fiscal 2009, our non-employee directors received the following compensation for service as directors:

	Cash	Stock	Option
	Compensation	Awards (6)	Awards (7)		Total
Name	($)	($)	($)		($)

Eugene I. Davis(1)	$41,102	$11,954	$20,754	(8)	$73,810
Samuel D. Anderson(2)	$25,852	$10,530	$12,452	(9)	$48,834
Harold S. Blue(3)	$14,092	$6,622	$3,225	(10)	$23,939
Sarah L. Murphy(4)	$33,602	$11,214	$12,452	(11)	$57,268
Jill Tillman(5)	$33,602	$11,214	$12,452	(12)	$57,268

The components of the director compensation set forth in the above table are comprised as follows:

(1)	As of September 30, 2009, the last day of our fiscal year, there are options for the purchase of 80,000 shares of common stock, of which 73,750 have vested, issued to Eugene I. Davis.

(2)	As of September 30, 2009, the last day of our fiscal year, there are options for the purchase of 75,000 shares of common stock, of which 71,250 have vested, issued to Samuel D. Anderson.

(3)	As of September 30, 2009, the last day of our fiscal year, there are options for the purchase of 7,192 shares of common stock, of which 3,442 have vested, issued to Harold S. Blue

(4)	As of September 30, 2009, the last day of our fiscal year, there are options for the purchase of 47,500 shares of common stock, of which 43,750 have vested, issued to Sarah L. Murphy

(5)	As of September 30, 2009, the last day of our fiscal year, there are options for the purchase of 47,500 shares of common stock, of which 43,750 have vested, issued to Jill Tillman.

(6)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2009, in accordance with FAS 123(R), of stock awards pursuant to the 2001 Plan and 2009 Plan that were made in fiscal 2009. In calculating the amounts disclosed in the table, we used the assumptions described in Note 2 and Note 15 of the Financial Statements included as part of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009. Represents grants to Eugene I. Davis, Samuel D. Anderson, Sarah L. Murphy, and Jill Tillman of 1,020 shares of common stock on October 17, 2008, and 1,984 shares of common stock on January 2, 2009. On April 1, 2009, shares were issued in the following amounts: 4,700 to Eugene I. Davis; 4,075 to Samuel D. Anderson; 4,200 to Sarah L. Murphy; and 4,200 to Jill Tillman. Harold S. Blue was granted 3,078 shares on May 14, 2009. On July 1, 2009, shares were issued in the following amounts: 3,949 to Eugene I. Davis; 3,004 to Samuel D. Anderson; 3,340 to Harold S. Blue; 3,529 to Sarah L. Murphy; and 3,529 to Jill Tillman. The value reflected is based on the closing prices of our common stock on the dates of such grants. None of the directors have any unvested stock awards outstanding as of September 30, 2009.

(7)	The “Option Awards” value set forth in the table represents the stock-based compensation expense recorded by us in fiscal 2009 for all outstanding stock options held by the named director measured using the Black-Scholes option pricing model at the grant date based on the fair value of the option award. The stock-based compensation expense associated with each option award is recognized on the graded vesting method over the requisite service period, net of estimated forfeitures. In calculating the stock-based compensation expense disclosed in the table, we used the assumptions described in Note 2 and Note 15 of the Financial Statements included as part of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

(8)	Represents the compensation expense in fiscal year 2009 in connection with the following option grants: an option grant to purchase 25,000 shares of common stock, granted on November 14, 2007 at an original exercise price of $5.38; and an option grant to purchase 25,000 shares of common stock, granted on November 21, 2008 at an original exercise price of $1.25.

(9)	Represents the compensation expense in fiscal year 2009 in connection with the following option grants: an option grant to purchase 15,000 shares of common stock, granted on November 14, 2007 at an original exercise price of $5.38; and an option grant to purchase 15,000 shares of common stock, granted on November 21, 2008 at an original exercise price of $1.25.

(10)	Represents the compensation expense in fiscal year 2009 in connection with an option grant to purchase 7,192 shares of common stock, granted on May 14, 2009 at an original exercise price of $1.25.

(11)	Represents the compensation expense in fiscal year 2009 in connection with the following option grants: an option grant to purchase 15,000 shares of common stock, granted on November 14, 2007 at an original exercise price of $5.38; and an option grant to purchase 15,000 shares of common stock, granted on November 21, 2008 at an original exercise price of $1.25.

(12)	Represents the compensation expense in fiscal year 2009 in connection with the following option grants: an option grant to purchase 15,000 shares of common stock, granted on November 14, 2007 at an original exercise price of $5.38; and an option grant to purchase 15,000 shares of common stock, granted on November 21, 2008 at an original exercise price of $1.25.

Cash Compensation

Pursuant to the 2010 Director Compensation Program, each non-employee director will receive an annual cash retainer of $10,000, with our Chairman receiving an additional $10,000. Directors will also receive an additional retainer for serving on the standing committees of the Board of Directors. The annual retainers will be paid in quarterly installments in advance. The annual retainers for participation on a committee are as follows: $7,500, $5,000 and $5,000, respectively, for the chairs of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee; and $5,000, $2,500 and $2,500, respectively, for the non-chair members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Directors are entitled to receive $2,000 for each meeting attended in person and $500 for each meeting attended telephonically. In addition, all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive a cash fee of $2,000 for each committee meeting attended in person and $500 for each meeting attended telephonically, provided the meeting is not in conjunction with another compensated Board meeting. Payments to Board members for meeting fees shall be no more than $7,500 per fiscal quarter for all meetings of the Board and committees. In addition, each cash payment described above shall be payable 20% in common stock of the Company.

Stock and Option Awards

The Company will grant all non-employee directors the following stock and option awards under the 2009 Plan, pursuant to the 2010 Director Compensation Program. All non-employee directors will receive an annual retainer of $10,000 worth of shares of the Company’s common stock. The Company will pay the retainer in quarterly installments in advance. In addition, as noted above, the cash payments described above shall be payable 20% in common stock. The number of shares of common stock granted is based on valuing the shares at the greater of $1.00 or the closing price on the first business day of each quarter. Each non-employee director will receive a five-year option to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant. Each option will vest quarterly over a period of 12 months. The Chairman of the Board will receive an additional option grant of 10,000 shares subject to the same vesting period and conditions.

Reimbursement of Expenses

We also reimburse all of our non-employee directors for expenses incurred in attending meetings of the Board of Directors and its committees. The amounts set forth in the table do not include reimbursement of expenses.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of Jill Tillman (Chair), Samuel D. Anderson, Harold S. Blue, and Sarah L. Murphy. No member of our Compensation Committee has at any time been an officer or an employee of ours. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of SeraCare, so that they will serve free from undue concerns for liability for actions taken on behalf of the Company. This indemnification is required under our Certificate of Incorporation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation the Company accrued during the fiscal years ended September 30, 2009, 2008 and 2007 for (i) our President and Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our three most highly compensated executive officers, other than our President and Chief Executive Officer and our Chief Financial Officer.

SUMMARY COMPENSATION TABLE

								Non-Equity
Name and Principal					Stock		Option	Incentive Plan	All Other
Position	Year	Salary (2)		Bonus (3)	Awards (2)		Awards (4)	Compensation (5)	Compensation		Total

Susan L.N. Vogt	2009	$378,000	(6)	$—	$149,476	(7)	$362,368	$49,825	$1,308	(8)	$940,977
President and Chief	2008	$377,138		$—	$—		$677,240	$222,775	$4,771	(8)	$1,281,924
Executive Officer	2007	$350,000		$—	$—		$1,108,888	$258,563	$971	(8)	$1,718,422
Gregory A. Gould	2009	$270,000	(9)	$—	$105,426	(7)	$199,523	$70,284	$2,266	(10)	$647,499
Chief Financial Officer	2008	$269,385		$—	$—		$375,477	$159,126	$43,597	(11)	$847,585
	2007	$250,000		$—	$—		$624,185	$128,437	$133,965	(12)	$1,136,587
Ronald R. Dilling	2009	$205,750	(13)	$—	$24,927	(7)	$61,025	$24,928	$1,460	(8)	$318,090
Vice President,	2008	$205,886		$—	$—		$99,441	$42,470	$3,088	(8)	$350,885
Manufacturing Operations	2007	$194,038		$18,500	$—		$72,097	$24,255	$2,306	(8)	$311,196
Katheryn E. Shea	2009	$172,500	(14)	$—	$18,182	(7)	$50,213	$18,183	$1,224	(8)	$260,302
Vice President,	2008	$173,504		$—	$—		$67,435	$35,790	$2,603	(8)	$279,332
BioServices Operations	2007	$161,705		$12,000	$—		$8,863	$18,855	$1,903	(8)	$203,326
William J. Smutny	2009	$195,500	(15)	$—	$20,606	(7)	$64,040	$20,607	$1,275	(8)	$302,028
Vice President,	2008	$195,590		$—	$—		$114,498	$37,706	$22,274	(16)	$370,068
Sales and Marketing(1)	2007	$169,346		$—	$—		$145,194	$30,990	$55,807	(12)	$401,337

(1)	William J. Smutny joined SeraCare in November 2006.

(2)	The amounts in this column that represent the value of stock awards pursuant to the 2009 Plan for services performed in fiscal 2009 were recognized for financial statement reporting purposes during the fiscal year ended September 30, 2009 in accordance with FAS 123(R). In calculating the amounts disclosed in the table, we used the assumptions described in Note 2 and Note 15 of the Financial Statements included as part of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009. The value reflected is based on the closing prices of our common stock on the dates of such grants.

(3)	Represents retention bonuses paid in March 2007.

(4)	The “Option Awards” value set forth in the table represents the stock-based compensation expense recorded by us in 2007, 2008 and 2009 for all outstanding stock options held by the named executive officer measured using the Black-Scholes option pricing model at the grant date based on the fair value of the option award. The stock-based compensation expense associated with each option award is recognized on graded vesting method over the requisite service period, net of estimated forfeitures. In calculating the stock-based compensation expense disclosed in the table, we used the assumptions described in Note 2 and Note 15 of the Financial Statements included as part of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009. The value reflected is based on the closing prices of our common stock on the dates of such grants.

(5)	Cash bonus amounts for performance during the fiscal year ended September 30, 2009 were approved and paid by the Board of Directors in November 2009.

(6)	Includes $37,800, which represents shares of our common stock granted under the 2009 Plan as non-cash compensation for fiscal 2009 comprised of: 15,882 issued on July 1, 2009 as listed under “Grants of Plan-Based Awards”; and 7,500 issued on October 1, 2009.

(7)	Represents shares of our common stock granted under the 2009 Plan as non-cash compensation for a portion of the fiscal 2009 bonus. On November 18, 2009, shares were issued in the following amounts:

49,825 to Susan L.N. Vogt; 35,141 to Gregory A. Gould; 8,309 to Ronald R. Dilling; 6,060 to Katheryn E. Shea; and 6,868 to William J. Smutny.

(8)	Represents our contributions to executive officer 401(k) accounts.

(9)	Includes $20,247, which represents shares of our common stock granted under the 2009 Plan as non-cash compensation for fiscal 2009 comprised of: 8,508 issued on July 1, 2009 as listed under “Grants of Plan-Based Awards”; and 4,017 issued on October 1, 2009.

(10)	Represents $1,604 of contributions to executive officer 401(k) accounts and $662 of relocation benefits.

(11)	Represents $3,224 of contributions to executive officer 401(k) accounts and $40,373 of relocation benefits.

(12)	Represents relocation benefits.

(13)	Includes $5,142, which represents shares of our common stock granted under the 2009 Plan as non-cash compensation for fiscal 2009 comprised of: 2,161 issued on July 1, 2009 as listed under “Grants of Plan-Based Awards”; and 1,020 issued on October 1, 2009.

(14)	Includes $4,310, which represents shares of our common stock granted under the 2009 Plan as non-cash compensation for fiscal 2009 comprised of: 1,811 issued on July 1, 2009 as listed under “Grants of Plan-Based Awards”; and 855 issued on October 1, 2009.

(15)	Includes $4,885, which represents shares of our common stock granted under the 2009 Plan as non-cash compensation for fiscal 2009 comprised of: 2,053 issued on July 1, 2009 as listed under “Grants of Plan-Based Awards”; and 969 issued on October 1, 2009.

(16)	Represents $2,774 of contributions to executive officer 401(k) accounts and $19,500 of relocation benefits.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based equity awards during the fiscal year ended September 30, 2009 held by the executive officers named in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS

			All Other Option
			Awards: Number of
		All Other Stock	Securities	Exercise Price of	Grant date Fair
		Awards: Number of	Underlying	Option Awards	Value of Option
Name	Grant Date	Shares of Stock (#)	Options (#)	($/Share)	Awards

Susan L.N. Vogt	11/21/08	—	150,000	$1.25	$124,710
President and Chief	07/01/09	15,882	—	—	$18,900
Executive Officer
Gregory A. Gould	11/21/08	—	75,000	$1.25	$62,355
Chief Financial Officer	07/01/09	8,508	—	—	$10,125
Ronald R. Dilling	11/21/08	—	30,000	$1.25	$24,942
Vice President,	07/01/09	2,161	—	—	$2,572
Manufacturing Operations
Katheryn E. Shea	11/21/08	—	20,000	$1.25	$16,628
Vice President,	07/01/09	1,811	—	—	$2,155
BioServices Operations
William J. Smutny	11/21/08	—	25,000	$1.25	$20,785
Vice President,	07/01/09	2,053	—	—	$2,443
Sales and Marketing

Fiscal Year 2009 Equity Awards

The stock option awards disclosed in the Grants of Plan-Based Awards table were issued under our Amended and Restated 2001 Equity Incentive Plan and were granted with an exercise price per share equal to the fair market value of our common stock on the date of each grant. The other stock awards disclosed in the Grants of Plan-Based Awards table were issued under our 2009 Equity Incentive Plan.

Employment Arrangements

Susan L.N. Vogt, President and Chief Executive Officer

On July 14, 2006, the Company entered into an employment agreement with Susan L.N. Vogt pursuant to which Ms. Vogt would serve as the Company’s President and Chief Executive Officer. The Company amended and restated the agreement on November 18, 2009. The employment agreement provides for an initial three-year term expiring on August 25, 2009 (the third anniversary of the effective date of the agreement). The term was automatically extended for an additional one-year period on August 25, 2009. The term will be automatically extended on each subsequent anniversary of the effective date of the agreement unless either party gives written notice of its intent not to extend the term. The agreement provides for an initial base salary of $350,000. The base salary is subject to annual review by the Company, and as of March 31, 2009 was $378,000 on an annualized basis. The agreement provides for a reduced cash salary period from April 1, 2009 to March 31, 2010, during which time Ms. Vogt’s annualized base cash salary shall be at a rate of $302,400. In addition, Ms. Vogt will receive common stock on July 1, 2009, October 1, 2009, January 4, 2010, and April 1, 2010. The shares issued will be equal to 18,900 if the closing price per share on the issuance date is less than $1.00, or $18,900 divided by the closing share price if it is higher than $1.00. Ms. Vogt is also eligible to receive an annual incentive bonus opportunity based on the achievement of performance objectives to be established by the Board (or the Compensation Committee). Ms. Vogt’s target incentive bonus amount will be not less than 75% of her base salary. Ms. Vogt is granted vacation by the Company at its sole discretion and is entitled to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s employees generally. The Company would also reimburse Ms. Vogt up to $175,000, including tax gross up, for costs and expenses associated with relocating to the area in which its principal offices are located. As a condition of employment, Ms. Vogt has entered into a non-competition agreement pursuant to which she has agreed to not compete with SeraCare or to solicit customers or employees of SeraCare for a period of one year after the termination of her employment.

If Ms. Vogt’s employment with the Company is terminated by the Company without Cause or by Ms. Vogt for Good Reason (as such terms are defined in the employment agreement), subject to Ms. Vogt’s delivery of a release of claims in favor of the Company, Ms. Vogt will be entitled to a severance benefit equal to (i) one times her base salary at the annualized rate in effect on her severance date (provided that if she is terminated during the period from April 1, 2009 to March 31, 2010, the severance is based on her base salary in effect immediately before such period), (ii) a pro-rated amount of her incentive bonus for the year in which her severance date occurs, (iii) the cost of COBRA premiums for continued medical insurance coverage for Ms. Vogt and her dependents until the first anniversary of her severance date (or, earlier, under the circumstances set forth in her employment agreement), (iv) immediately prior to her severance date, full vesting of all stock options granted to Ms. Vogt and (v) reimbursement, in an amount not to exceed $50,000, for executive outplacement services, if any, received by Ms. Vogt. In the event Ms. Vogt is terminated by the Company without Cause or Ms. Vogt terminates her employment for Good Reason in connection with or following a Change in Control Event (as such term is defined in the section “Potential Payments Upon Termination or Change in Control”), Ms. Vogt shall receive the severance benefits outlined above except that the amount paid pursuant to clause (i) above would be equal to one and one-half times her base salary at the annual rate in effect on her severance date (provided that if she is terminated during the period from April 1, 2009 to March 31, 2010, the severance is based on her base salary in effect immediately before such period) and the amount otherwise payable pursuant to clause (ii) above would be increased by one and one-half times Ms. Vogt’s target incentive bonus for the year in which the severance occurs. The severance benefits determined pursuant to clauses (i) and (ii) above would be paid by the Company in a single lump sum not later than 30 days after Ms. Vogt’s severance. In addition, if her employment is terminated for any reason during the period from April 1, 2009 to March 31, 2010, she shall be granted or paid the cash value of (based on the value on the next grant date after termination) a pro rata portion of the common stock grants for the quarter in which her employment is terminated. Ms. Vogt may also be entitled to an additional tax gross-up payment for any excise tax imposed on “excess parachute payments” under Section 4999 of the Internal Revenue Code.

If the Company provides notice of its election not to renew the term of Ms. Vogt’s employment agreement, Ms. Vogt will be entitled to the severance benefits described in the preceding paragraph commencing upon the expiration of the term of the employment agreement.

Gregory A. Gould, Chief Financial Officer

On August 16, 2006, the Company entered into an employment agreement with Gregory A. Gould pursuant to which Mr. Gould would serve as the Company’s Chief Financial Officer. The Company amended and restated the agreement on November 18, 2009. The employment agreement provides for an initial three-year term expiring on October 3, 2009 (the third anniversary of the effective date of the agreement). The term was automatically extended for an additional one-year period on October 3, 2009. The term will be automatically extended on each subsequent anniversary of the effective date of the agreement unless either party gives written notice of its intent not to extend the term. The agreement provides for an initial base salary of $250,000 . The base salary is subject to annual review by the Company, and as of March 31, 2009 was $270,000 on an annualized basis. The agreement provides for a reduced cash salary period from April 1, 2009 to March 31, 2010, during which time Mr. Gould’s annualized base cash salary shall be at a rate of $229,500. In addition, Mr. Gould will receive common stock on July 1, 2009, October 1, 2009, January 4, 2010, and April 1, 2010. The shares issued will be equal to 10,125 if the closing price per share on the issuance date is less than $1.00, or $10,125 divided by the closing share price if it is higher than $1.00. Mr. Gould is also eligible to receive an annual incentive bonus opportunity based on the achievement of performance objectives to be established by the Board (or the Compensation Committee). Mr. Gould’s target incentive bonus amount will be not less than 75% of his base salary. Mr. Gould is granted vacation by the Company at its sole discretion and is entitled to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s employees generally. The Company will pay or reimburse Mr. Gould up to $175,000, including tax gross up, for costs and expenses associated with relocating his permanent residence to the area in which the Company’s principal offices are located. As of September 30, 2009, Mr. Gould received $175,000 in connection with such relocation costs and expenses. Mr. Gould was also entitled to a $15,000 signing bonus, which he received in October 2006. As a condition of employment, Mr. Gould has entered into a non-competition agreement pursuant to which he has agreed to not compete with SeraCare or to solicit customers or employees of SeraCare for a period of one year after the termination of his employment.

If Mr. Gould’s employment with the Company is terminated by the Company without Cause or by Mr. Gould for Good Reason (as such terms are defined in the employment agreement), subject to Mr. Gould’s delivery of a release of claims in favor of the Company, Mr. Gould will be entitled to a severance benefit equal to (i) one times his base salary at the annualized rate in effect on his severance date (provided that if he is terminated during the period from April 1, 2009 to March 31, 2010, the severance is based on his base salary in effect immediately before such period), (ii) a pro-rated amount of his incentive bonus for the year in which his severance date occurs, (iii) the cost of COBRA premiums for continued medical insurance coverage for Mr. Gould and his dependents until the first anniversary of his severance date (or, earlier, under the circumstances set forth in the employment agreement), (iv) immediately prior to his severance date, full vesting of all stock options granted to Mr. Gould and reimbursement, in an amount not to exceed $36,000, for executive outplacement services, if any, received by Mr. Gould. In the event Mr. Gould is terminated by the Company without Cause or Mr. Gould terminates his employment for Good Reason in connection with or following a Change in Control Event (as such term is defined in the section “Potential Payments Upon Termination or Change in Control”), Mr. Gould shall receive the severance benefits outlined above except that the amount paid pursuant to clause (i) above would be equal to one and one-half times his base salary at the annual rate in effect on his severance date (provided that if he is terminated during the period from April 1, 2009 to March 31, 2010, the severance is based on his base salary in effect immediately before such period) and the amount otherwise payable pursuant to clause (ii) above would be increased by one and one-half times Mr. Gould’s target incentive bonus for the year in which the severance occurs. The severance benefits determined pursuant to clauses (i) and (ii) above would be paid by the Company in a single lump sum not later than thirty (30) days after Mr. Gould’s severance. In addition, if his employment is terminated for any reason during the period from April 1, 2009 to March 31, 2010, he shall be granted or paid the cash value of (based on the value on the next grant date after termination) a pro rata portion of the common stock grants for the quarter in which his employment is terminated. Mr. Gould may also be entitled to an additional tax gross-up payment for any excise tax imposed on “excess parachute payments” under Section 4999 of the Internal Revenue Code.

If the Company provides notice of its election not to renew the term of Mr. Gould’s employment agreement, Mr. Gould will be entitled to the severance benefits described in the preceding paragraph commencing upon the expiration of the term of the employment agreement.

Ronald R. Dilling, Vice President, Manufacturing Operations

On February 1, 2008, the Company entered into an employment agreement with Ronald R. Dilling pursuant to which Mr. Dilling would serve as the Company’s Vice President of Manufacturing Operations. The Company amended the agreement on December 31, 2008 and March 30, 2009. The agreement provides for an annual base salary of $205,750 and a reduced cash salary period from April 1, 2009 to March 31, 2010, during which time Mr. Dilling’s base salary shall be at a rate of $195,463. In addition, Mr. Dilling will receive common stock on July 1, 2009, October 1, 2009, January 4, 2010, and April 1, 2010. The shares issued will be equal to 2,571 if the closing price per share on the issuance date is less than $1.00, or $2,571 divided by the closing share price if it is higher than $1.00. Mr. Dilling is also entitled to vacation and to participate in the Company’s bonus, incentive and other benefit plans on terms consistent with those applicable to the Company’s employees generally. Pursuant to the agreement, Mr. Dilling has agreed to not compete with SeraCare or to solicit customers or employees of SeraCare during his employment and for a period of one year after the termination of his employment.

If the Company terminates Mr. Dilling’s employment without Cause (as such term is defined in the agreement), subject to Mr. Dilling’s delivery of a release of claims in favor of the Company and provided no benefits are payable to the executive under a separate severance agreement as a result of such termination, Mr. Dilling is entitled to six months of base salary following the date of termination (provided that if he is terminated during the period from April 1, 2009 to March 31, 2010, the severance is based on his base salary in effect immediately before such period). Mr. Dilling may terminate his employment at any time upon 30 days notice to the Company. In such event the Company may waive the period of notice and if the Company so elects, it will pay Mr. Dilling his base salary for the initial 30 days of the notice period (or for any remaining portion of such period).

Katheryn E. Shea, Vice President, BioServices Operations

Katheryn E. Shea has an oral agreement with the Company pursuant to which Ms. Shea serves as the Company’s Vice President, BioServices Operations. Her cash base salary earned for fiscal 2009 is $168,190, she was also granted 2,666 shares of common stock as non-cash compensation for fiscal 2009, and she is eligible for an annual incentive bonus based on the achievement of performance objectives to be established by the Board (or Compensation Committee). Ms. Shea is an at-will employee and therefore is not entitled to receive any severance payments upon termination or upon a change in control of the Company.

William J. Smutny, Vice President, Sales and Marketing

William J. Smutny has an oral agreement with the Company pursuant to which Mr. Smutny serves as the Company’s Vice President, Sales and Marketing. His cash base salary earned for fiscal 2009 is $190,615, he was also granted 3,022 shares of common stock as non-cash compensation for fiscal 2009, and he is eligible for an annual incentive bonus based on the achievement of performance objectives to be established by the Board (or Compensation Committee). Mr. Smutny is an at-will employee and therefore is not entitled to receive any severance payments upon termination or upon a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options outstanding on September 30, 2009 to each of the executive officers named in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS

	Number of
	Securities Underlying
	Unexercised Options (#)			Option Exercise	Option Expiration
Name	Exercisable	Unexercisable		Price ($)	Date

Susan L.N. Vogt	450,000	—	(1)	$6.00	8/25/2016
President and Chief Executive Officer	33,000	66,667	(2)	$5.38	11/14/2012
	—	150,000	(3)	$1.25	11/21/2013
Gregory A. Gould	166,666	83,334	(4)	$5.80	10/3/2016
Chief Financial Officer	16,666	33,334	(2)	$5.38	11/14/2012
	—	75,000	(3)	$1.25	11/21/2013
Ronald R. Dilling	40,000	—	(5)	$5.45	2/7/2011
Vice President, Manufacturing Operations	13,333	26,667	(2)	$5.38	11/14/2012
	—	30,000	(3)	$1.25	11/21/2013
Katheryn E. Shea	6,000	—	(6)	$5.45	1/31/2010
Vice President, BioServices Operations	13,333	26,667	(7)	$5.40	11/20/2012
	—	20,000	(3)	$1.25	11/21/2013
William J. Smutny	46,666	23,334	(8)	$6.18	11/1/2011
Vice President, Sales and Marketing	6,666	13,334	(2)	$5.38	11/14/2012
	—	25,000	(3)	$1.25	11/21/2013

(1)	The option is vested as to one-third of the shares on each of the first, second and third anniversaries of August 25, 2006.

(2)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of November 14, 2007.

(3)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of November 21, 2008.

(4)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of October 3, 2006.

(5)	The option is vested as to one-third of the shares on each of the first, second and third anniversaries of February 8, 2006.

(6)	The option is fully vested as of January 31, 2007.

(7)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of November 20, 2007.

(8)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of November 1, 2006.

Options Exercised and Stock Vested

None of our executive officers named in the Summary Compensation Table exercised any stock options during the fiscal year ended September 30, 2009.

Pension Benefits

We do not have any qualified or nonqualified defined benefit plans.

Nonqualified Defined Contribution Plan

We do not have any nonqualified defined contribution plans.

Potential Payments Upon Termination or Change in Control

We have entered into agreements and maintain equity incentive plans that may require us to make payments and provide benefits to some of the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change in control. See “Employment Arrangements” for a description of the severance and change in control arrangements for Ms. Vogt, Mr. Gould and Mr. Dilling. Each of Ms. Vogt and Mr. Gould will only be eligible to receive severance payments if each officer signs a general release of claims. In addition, if Ms. Vogt or Mr. Gould materially breach any of his or her obligations under his or her confidentiality agreement or non-competition agreement at any time, he or she will no longer be entitled to severance payments. The term of each of Ms. Vogt’s and Mr. Gould’s confidentiality agreement and non-competition agreement is the term of the executive’s employment plus a period of one year thereafter. Each of Ms. Vogt’s and Mr. Gould’s confidentiality and non-competition agreements may be waived by a written instrument signed by the party waiving compliance.

The tables below summarize the potential payments to each of Ms. Vogt, Mr. Gould and Mr. Dilling assuming that the executive officer is terminated not for Cause, resigns for Good Reason, or upon the consummation of a Change in Control Event (as each term is defined in the respective employment agreements). The tables assume that the event occurred on September 30, 2009, the last day of our fiscal year. The closing price of the Company’s stock on The NASDAQ Capital Market as of September 30, 2009 was $2.45.

Under Ms. Vogt’s and Mr. Gould’s employment agreements, a Change in Control Event is defined as:

(i)	the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control Event under clause (ii);

(ii)	the consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company’s business and/or assets as an entirety to, one or more entities that are not Subsidiaries (as defined below), (a “Business Combination”), unless (A) as a result of the Business Combination at least 50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a parent thereof (the “Successor Entity”) immediately after the reorganization are, or will be, owned, directly or indirectly, in substantially the same proportions, by shareholders of the Company immediately before the Business Combination; and (B) no person (as defined in clause (iii) below, but excluding the Successor Entity or an Excluded Person (as defined below)) beneficially owns, directly or indirectly, more than 50% of the outstanding shares of the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (C) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

(iii)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an Excluded Person (as such term is defined below) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company, other than as a result of (A) an acquisition directly from the Company, (B) an acquisition by the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity, or an acquisition by any entity pursuant to a transaction which is expressly excluded under clause (ii) above; or

(iv)	during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

As used in the Change of Control definition above, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation, and “Excluded Person” means (1) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (2) the Company, or (3) an employee benefit plan (or related trust) sponsored or maintained by the Company or the successor entity.

Susan L.N. Vogt, President and Chief Executive Officer

			Termination Not for
			Cause or Resignation
			for Good Reason in
	Termination Not for		Connection With or
	Cause or Resignation		Following a Change
	for Good Reason		In Control Event

Base salary	$378,000	(3)	$567,000	(8)
Bonus	$199,301	(4)	$624,551	(9)
Benefits	$17,268	(5)	$17,268	(5)
Number of Stock Options	216,667	(6)	216,667	(6)
Value Upon Termination(1)	$180,000		$180,000
Excise Tax Gross Up(2)	$—		$—
Other Benefits	$50,000	(7)	$50,000	(7)
Total	$824,569		$1,438,819

(1)	Assuming the options do not continue following a Change in Control Event, 150,000 options would vest that have an exercise price of $1.25, which is less than the fair market value of the Company’s common stock of $2.45 as of September 30, 2009.

(2)	For purposes of these computations, we have assumed that regular salary and bonus under Ms. Vogt’s employment agreement are not included as contingent upon a change in control event even though paid pursuant to agreements entered into by the Company within one year of September 30, 2009.

(3)	Last monthly base salary prior to April 1, 2009 for a period of 12 months following the date of termination.

(4)	Amount of pro-rated incentive bonus for the period from October 1, 2008 to September 30, 2009. This is equal to the actual incentive bonus amount that was paid in November 2009 related to the year ended September 30, 2009.

(5)	Payment of premium cost of participation in our health and/or dental insurance plans for 12 months.

(6)	All unvested options held by Ms. Vogt will become fully vested in the event of termination by us not for Cause, termination by Ms. Vogt for Good Reason or involuntary termination in connection with or following a Change in Control Event.

(7)	Reimbursement of up to $50,000 for executive outplacement services.

(8)	Last monthly base salary prior to April 1, 2009 for a period of 18 months following the date of termination.

(9)	Amount of pro-rated incentive bonus for the period from October 1, 2008 to September 30, 2009 plus Ms. Vogt’s target incentive bonus for the year in which the severance occurs multiplied by 1.5.

Gregory A. Gould, Chief Financial Officer

			Termination Not for
			Cause or Resignation
			for Good Reason in
	Termination Not for		Connection With or
	Cause or Resignation		Following a Change
	for Good Reason		in Control Event

Base salary	$270,000	(3)	$405,000	(8)
Bonus	$175,709	(4)	$479,459	(9)
Benefits	$17,268	(5)	$17,268	(5)
Number of Stock Options	191,668	(6)	191,668	(6)
Value Upon Termination(1)	$90,000		$90,000
Excise Tax Gross Up(2)	$—		$—
Other Benefits	$36,000	(7)	$36,000	(7)
Total	$588,977		$1,027,727

(1)	Assuming the options do not continue following a Change in Control Event, 75,000 options would vest that have an exercise price of $1.25, which is less than the fair market value of the Company’s common stock of $2.45 as of September 30, 2009.

(2)	For purposes of these computations, we have assumed that regular salary and bonus under Mr. Gould’s employment agreement are not included as contingent upon a change in control event even though paid pursuant to agreements entered into by the Company within one year of September 30, 2009.

(3)	Last monthly base salary prior to April 1, 2009 for a period of 12 months following the date of termination.

(4)	Amount of pro-rated target incentive bonus for the period from October 1, 2008 to September 30, 2009. This is equal to the actual incentive bonus amount that was paid in November 2009 related to the year ended September 30, 2009.

(5)	Payment of premium cost of participation in our health and/or dental insurance plans for 12 months.

(6)	All options held by Mr. Gould will become fully vested in the event of termination by us not for Cause, termination by Mr. Gould for Good Reason or involuntary termination in connection with or following a Change in Control Event.

(7)	Reimbursement of up to $36,000 for executive outplacement services.

(8)	Last monthly base salary prior to April 1, 2009 for a period of 18 months following the date of termination.

(9)	Amount of pro-rated target incentive bonus for the period from October 1, 2008 to September 30, 2009 plus Mr. Gould’s target incentive bonus for the year in which the severance occurs multiplied by 1.5.

Ronald R. Dilling, Vice President, Manufacturing Operations

	Termination Not for Cause

Base salary	$102,875	(1)

Total	$102,875

(1)	Last monthly base salary prior to April 1, 2009 for a period of 6 months following the date of termination.

Equity Incentive Plans

Seracare currently has two share-based compensation plans (collectively, the “Plans”)

2001 Stock Incentive Plan.  Our Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”) was initially approved and adopted in September 2001. The 2001 Plan, as amended, was most recently approved by the shareholders on February 27, 2008 and was most recently amended and restated on November 18, 2009. Stock options granted under the 2001 Plan ordinarily expire at termination of employment (or other service specified in the award agreement) if not vested and, unless termination is for cause, continue to be exercisable for up to three months (12 months in the case of termination by reason of death, disability or retirement as defined) to the extent vested. If a non-employee director’s service on the Board of Directors terminates, any options granted before October 17, 2009 and which are held may be exercised for a period of six months after the date of termination or until the expiration of the stated term of such option, whichever first occurs.

In connection with any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, merger, combination, consolidation, or other reorganization, spin-off, split-up or similar extraordinary dividend distribution in respect of the common stock, any exchange of common stock, or any similar, unusual or extraordinary corporate transaction in respect of the common stock, or a sale of all or substantially all of the common stock or of the assets of the Company, the Compensation Committee, to the extent (if any) it deems it appropriate and equitable under the circumstances to do so, will make adjustments to the 2001 Plan and outstanding awards, including maximum share limits, and will provide for the assumption, substitution or exchange of awards, options and other rights to acquire common stock that are outstanding immediately prior to such event, or for a payment of cash, securities or property in respect of such awards. In the event of a dissolution, an event described above in which the Company does not survive or is acquired or a change in control event (as defined in the 2001 Plan), any option or other right to acquire common stock of the Company under the 2001 Plan will terminate, subject to any provision by the Compensation Committee for their survival, substitution, assumption, exchange or other settlement.

In anticipation of a Change in Control Event (as defined in the 2001 Plan), the Compensation Committee may accelerate the vesting and exercisability, as applicable, of any or all outstanding awards to any date within 30 days prior to or concurrent with the occurrence of the change in control event, shorten the term of outstanding awards to the date of the occurrence of such change in control event or cancel any outstanding awards and pay to the holders thereof, in cash or shares of common stock, the value of such awards based upon the price per share of common stock received or to be received by other stockholders of the Company in the change in control event.

2009 Equity Incentive Plan.  On February 11, 2009, the Company’s shareholders approved the 2009 Equity Incentive Plan (the “2009 Plan”). Stock options granted under the 2009 Plan ordinarily expire at termination of employment if not vested, and unless termination is for cause, continue to be exercisable for up to three months (12 months in the case of termination by reason of death, total disability or retirement as defined) to the extent vested.

In the event of any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company (each event defined as a “Covered Transaction” in the 2009 Plan), except as otherwise provided in an award, the Compensation Committee may provide for the assumption, substitution, cash-out or acceleration of some or all outstanding awards. Unless assumed or converted into an ongoing right to receive payment other than stock, all awards will terminate upon consummation of a Covered Transaction.

In the event of a stock dividend, stock split or combination of shares (including a reverse split), recapitalization or other change in the Company’s capital structure, the Compensation Committee will make appropriate adjustments to the 2009 Plan and outstanding awards, including the maximum number of shares deliverable under the 2009 Plan and the maximum share limits per person.

Option Agreements

In conjunction with the execution of each of Ms. Vogt’s and Mr. Gould’s employment agreements, each of Ms. Vogt and Mr. Gould was granted a nonqualified stock option to purchase 450,000 shares and 250,000 shares, respectively, of the Company’s common stock. These options were not granted pursuant to either of the Plans. The terms and conditions provide for vesting upon termination without Cause, for Good Reason or upon the occurrence of a Change in Control Event (as such terms are defined in the respective employment agreements). Upon termination without Cause or for Good Reason, the then-outstanding and otherwise unvested portion of each option shall become fully vested and shall be exercisable for a period of 12 months following the date of termination. Each of the options may be terminated upon a breach of the non-competition agreement entered into in connection with each of Ms. Vogt’s and Mr. Gould’s employment agreements. Upon or prior to the occurrence of a Change in Control Event, the then-outstanding and otherwise unvested portion of each option shall become fully vested.

We have also entered into option agreements with Ms. Vogt, Mr. Gould, Mr. Dilling, Ms. Shea and Mr. Smutny for the options issued under the Plans as represented in the Outstanding Equity Awards at Fiscal Year End table. The terms and conditions for each of these options are generally described in “Equity Incentive Plans” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of December 1, 2009, except as otherwise indicated in the footnotes to the following table, with respect to the beneficial ownership of our common stock, (i) by each person known to us to own beneficially more than five percent of our common stock, (ii) by each executive officer and each current director, and (iii) by all officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of December 1, 2009 pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 18,810,368 shares of common stock outstanding on December 1, 2009.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders or their SEC filings. Unless otherwise indicated, the address for each director and executive officer listed is: c/o SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757.

		Percentage of
	Number of Shares	Common Stock
Beneficial Owner	Beneficially Owned	Beneficially Owned

5% or Greater Stockholders
Combined group of Jacob Safier and Ltova Holdings LLC(1)	3,853,263	20%
Ashford Capital Management, Inc(2)	2,674,721	14%
Black Horse Capital Management LLC(3)	1,094,387	6%
T. Rowe Price Associates, Inc.(4)	1,000,000	5%
Named Executive Officers and Directors
Susan L.N. Vogt(5)	639,873	3%
Gregory A. Gould(6)	355,999	2%
Ronald R. Dilling(7)	88,156	*
Katheryn E. Shea(8)	48,543	*
William J. Smutny(9)	101,556	*
Eugene I. Davis(10)	95,465	*
Samuel D. Anderson(11)	299,878	2%
Harold S. Blue(12)	15,346	*
Sarah L. Murphy(13)	61,926	*
Jill Tillman(14)	63,872	*
All current executive officers and directors as a group (10 persons)(15)	1,770,614	9%

*	Indicates beneficial ownership of less than one percent.

(1)	The address for Mr. Jacob Safier and Ltova Holdings LLC is One State Street Plaza, New York, New York 10004. According to a 13D filed on March 6, 2009, Ltova Holdings LLC may be deemed to have sole power to vote and dispose of 2,846,657 shares beneficially owned by it. Mr. Safier, as sole managing member of Ltova Holdings LLC, may be deemed to beneficially own the shares owned by Ltova Holdings LLC and may be deemed to have the sole power to vote and dispose of 3,853,263 shares beneficially owned by him.

(2)	The address for Ashford Capital Management, Inc. is P.O. Box 4172, Wilmington, DE 19807. According to a 13F-HR filed on November 16, 2009, 2,674,721 shares of common stock are held of record by clients of Ashford Capital Management, Inc. (“Ashford”), and Ashford, in its capacity as investment advisor, may be deemed to have beneficial ownership of all the shares and has the sole power to vote and dispose of all the shares.

(3)	The address for Black Horse Capital Management LLC is 338 Sharon Amity Rd., #202, Charlotte, NC 28211. According to a 13F-HR filed on November 16, 2009, Black Horse Capital Management LLC has the shared power to vote or direct the vote of 1,094,387 shares beneficially owned by such fund.

(4)	The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD, 21202. According to a Schedule 13F-HR filed by T. Rowe Price on November 13, 2009, 1,000,000 shares of common stock are held of record by clients of T. Rowe Price, and T. Rowe Price in its capacity as investment advisor may be deemed to have beneficial ownership of all of the shares and has the sole power to vote and dispose of all the shares.

(5)	Consists of 73,207 shares of common stock and 566,666 shares of common stock underlying options exercisable within 60 days of December 1, 2009.

(6)	Consists of 47,666 shares of common stock and 308,333 shares of common stock underlying options exercisable within 60 days of December 1, 2009.

(7)	Consists of 11,490 shares of common stock and 76,666 shares of common stock underlying options exercisable within 60 days of December 1, 2009.

(8)	Consists of 9,211 shares of common stock and 39,332 shares of common stock underlying options exercisable within 60 days of December 1, 2009.

(9)	Consists of 9,890 shares of common stock and 91,666 shares of common stock underlying options exercisable within 60 days of December 1, 2009.

(10)	Consists of 15,465 shares of common stock and 80,000 shares of common stock underlying options exercisable within 60 days of December 1, 2009.

(11)	Consists of 239,878 shares of common stock and 60,000 shares of common stock underlying options exercisable within 60 days of December 1, 2009.

(12)	Consists of 8,154 shares of common stock and 7,192 shares of common stock underlying options exercisable within 60 days of December 1, 2009.

(13)	Consists of 14,426 shares of common stock and 47,500 shares of common stock underlying options exercisable within 60 days of December 1, 2009.

(14)	Consists of 16,372 shares of common stock and 47,500 shares of common stock underlying options exercisable within 60 days of December 1, 2009.

(15)	See footnotes 5-14 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We did not engage in any transactions during fiscal year 2009 with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

Executive Compensation

We have entered into employment agreements with our executive officers. For a detailed description of these employment agreements, see “Executive Compensation-Employment Arrangements.” We have also entered into option agreements with each of our executive officers. For a detailed description of these agreements, see “Executive Compensation-Option Agreements.” Please see “Executive Compensation-Summary Compensation Table” for additional information regarding compensation of our executive officers.

Director Compensation

Please see “Executive Compensation-Director Compensation” for a discussion of options granted and payments made to our non-employee directors.

Review and Approval of Related Party Transactions

The charter of the Audit Committee of our Board of Directors requires it to review and approve all related person transactions. We have not adopted any specific policies and procedures with respect to the Audit Committee’s review and approval of such transactions. The Audit Committee will review and consider related person transactions on an ad hoc basis and factor all relevant facts and circumstances into its decision of whether or not to approve such transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. Officers, directors and greater than ten percent stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

For the period from October 1, 2008 to September 30, 2009, the following directors and officers of the Company did not timely file with the SEC the following reports regarding changes in beneficial ownership pursuant to Section 16(a) of the Securities Exchange Act of 1934:

•	Eugene I. Davis, Samuel D. Anderson, Sarah L. Murphy, and Jill Tillman each filed a Form 4 on October 23, 2008 for stock granted on October 17, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to the Company’s Amended and Restated 2001 Stock Incentive Plan and 2009 Equity Incentive Plan (the “Plans”) and commitments pursuant to Susan L.N. Vogt’s and Gregory A. Gould’s employment agreements each as of September 30, 2009:

				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued Upon		Weighted Average	Equity Compensation Plans
	Exercise of		Exercise Price of	(Excluding Securities
Plan Category	Outstanding Options		Outstanding Options ($)	Reflected in First Column)

Equity compensation plans approved by security holders:
Amended and Restated 2001 Stock Incentive Plan	1,527,792		$5.41	6,804
2009 Equity Incentive Plan	0		N/A	1,458,878
Equity compensation not pursuant to the Plan	700,000	(1)	$5.93	N/A

Total	2,227,792		$5.57	1,465,682

(1)	450,000 options were issued to Ms. Vogt on August 25, 2006 at an exercise price of $6.00 per share and 250,000 options were issued to Mr. Gould on October 3, 2006 at an exercise price of $5.80 per share.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Mayer Hoffman McCann P.C. has audited our financial statements since 2005. Representatives of Mayer Hoffman McCann P.C. are expected to attend the Annual Meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

Fees Incurred by the Company for Auditors

The following table sets forth the fees accrued by the Company for services by its independent registered public accounting firm, Mayer Hoffman McCann P.C., during fiscal years 2008 and 2009.

	2009	2008

Audit Fees(1)	$370,538	$432,012
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$370,538	$432,012

(1)	The 2009 and 2008 audit fees relate to professional services performed for the audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. In 2008 and 2009, 100% of the audit and other fees were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in discharging its responsibilities relating to the accounting and financial reporting processes of the Company, and has general responsibility for oversight and review of the accounting and financial reporting practices, internal controls and accounting and audit activities of the Company. The Audit Committee acts pursuant to a written charter. The Audit Committee Charter was adopted by the Board of Directors on May 18, 2007. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s auditors are responsible for performing an independent audit of the financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. During the fiscal year the Audit Committee met and held discussions with management and the independent auditors. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees.” The Audit Committee reviewed and discussed the audited financial statements of SeraCare Life Sciences, Inc. as of and for the year ended September 30, 2009 with management and the independent auditors, and the Board of Directors including the Audit Committee received an opinion of Mayer Hoffman McCann P.C. as to the conformity of such audited financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. The Audit Committee met regularly with the independent auditors, with and without management present, to discuss the results of their examination, the evaluation of SeraCare’s internal controls and the overall quality of SeraCare’s accounting procedures.

In addition, the Audit Committee obtained from Mayer Hoffman McCann P.C. written documentation describing all relationships between Mayer Hoffman McCann P.C. and SeraCare that might bear on Mayer Hoffman McCann P.C.’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Mayer Hoffman McCann P.C. any relationships that may have an impact on its objectivity and independence and satisfied itself as to Mayer Hoffman McCann P.C.’s independence.

Based on the above-mentioned review and discussions with management and Mayer Hoffman McCann P.C., and subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that SeraCare’s audited financial statements be included in SeraCare’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Eugene I. Davis (Chair)
Harold S. Blue
Sarah L. Murphy
Jill Tillman

CODE OF ETHICS AND CONDUCT AND CORPORATE GOVERNANCE GUIDELINES

Our Company has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Treasurer, all vice presidents, Controller, and Director of Finance and Compliance. A copy of the Code of Ethics can be accessed free of charge by visiting the “Investor Relations-Corporate Governance” section of our website at http://www.seracare.com or by requesting a copy in writing from Gregory A. Gould, Secretary at SeraCare’s offices. The Company intends to disclose any changes in or waivers from its Code of Ethics by posting such information on its website or by filing a Form 8-K.

A copy of SeraCare’s Corporate Governance Guidelines may also be accessed free of charge by visiting SeraCare’s website at www.seracare.com and going to the “Investor Relations-Corporate Governance” section or by requesting a copy from Gregory A. Gould, Secretary at SeraCare’s offices.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2011 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s By-laws. To be eligible, the stockholder proposals must be received by the Secretary of the Company on or before August 23, 2010.

Under the Company’s current By-laws, proposals of business and nominations for directors other than those to be included in the Company’s proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws. Except as noted below, to be timely a notice with respect to the 2011 Annual Meeting of Stockholders must be delivered to the Secretary of the Company no earlier than October 11, 2010 (the 120th day prior to the anniversary of the 2010 Annual Meeting) and no later than November 10, 2010 (the 90th day prior to the anniversary of the 2010 Annual Meeting) unless the date of the 2011 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the 2010 Annual Meeting, in which event the By-laws provide different notice requirements. Any proposal of business or nomination should be mailed to: Gregory A. Gould, Secretary, SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 are available at: http://www.seracare.com/InvestorCenter/tabid/210/

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

The SEC allows the Company to “incorporate by reference” information into this document, which means that the Company can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (which Annual Report accompanies this proxy statement) was previously filed by the Company and is incorporated by reference in this proxy statement. The Company also incorporates by reference any documents that it may file with the SEC between the time this proxy statement is sent to stockholders and the date of the Annual Meeting.

The Company may have sent to you some of the documents incorporated by reference, but you can obtain any of them through the Company, the SEC or the SEC’s website described above. Documents incorporated by reference are available from the Company without charge, including exhibits. Stockholders may obtain documents incorporated by reference into this document by requesting them in writing or by telephone at the following address and telephone number:

SeraCare Life Sciences, Inc.
37 Birch Street
Milford, Massachusetts 01757
Telephone: (508) 244-6400

Attention:	Gregory A. Gould
Secretary

If you would like to request documents from the Company, please do so promptly in order to receive timely delivery of such documents prior to the Annual Meeting.

You should rely on the information contained or incorporated by reference in this document to vote your shares at the Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated December 21, 2009. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 as filed with the Securities and Exchange Commission has been mailed with this proxy statement and is available without charge by writing to:

SeraCare Life Sciences, Inc.
37 Birch Street
Milford, Massachusetts 01757
Telephone: (508) 244-6400

Attention:	Gregory A. Gould
Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain shareholders of SeraCare common stock who share a single address, only one copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 is being sent to that address unless SeraCare has received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce SeraCare’s printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this proxy statement or our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, he or she may contact SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757, Attention: Gregory A. Gould, Secretary, Tel: (508) 244-6400, and SeraCare will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Gregory A. Gould, Secretary, using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting Gregory A. Gould, Secretary.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such manner.

ANNUAL MEETING OF STOCKHOLDERS OF SERACARE LIFE SCIENCES, INC. February 8, 2010 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 8, 2010: The proxy statement and annual report to security holders are available at http://www.seracare.com/InvestorCenter/tabid/210/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. —— —— 20600000000000000000 2 020810 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of six nominees to the Board of Directors, to serve for a one-year term ending at the Company’s Annual Meeting of Stockholders in 2011 and until their THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER successors are duly elected and qualified or their earlier resignation or removal. DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS NOMINEES: INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF FOR ALL NOMINEES O Eugene I. Davis THE LISTED DIRECTOR NOMINEES AND FOR ALL OF THE OTHER O Samuel D. Anderson PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED WITHHOLD AUTHORITY O Harold S. Blue TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE FOR ALL NOMINEES O Sarah L. Murphy THE MEETING AND AT ALL ADJOURNMENTS OR POSTPONEMENTS O Jill Tillman THEREOF. FOR ALL EXCEPT O Susan L.N. Vogt (See instructions below) PLEASE INDICATE YOUR VOTE, SIGN AND MAIL THIS PROXY TODAY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF SERACARE LIFE SCIENCES, INC. February 8, 2010 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and COMPANY NUMBER Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. ACCOUNT NUMBER MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. For additional directions on how to attend the meeting and vote in person, see the “General Information about the Meeting” section of the proxy statement. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 8, 2010: The proxy statement and annual report to security holders are available at http://www.seracare.com/InvestorCenter/tabid/210/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. — —— 20600000000000000000 2 020810 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of six nominees to the Board of Directors, to serve for a one-year term ending at the Company’s Annual Meeting of Stockholders in 2011 and until their THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER successors are duly elected and qualified or their earlier resignation or removal. DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS NOMINEES: INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF FOR ALL NOMINEES O Eugene I. Davis THE LISTED DIRECTOR NOMINEES AND FOR ALL OF THE OTHER O Samuel D. Anderson PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED WITHHOLD AUTHORITY O Harold S. Blue TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE FOR ALL NOMINEES O Sarah L. Murphy THE MEETING AND AT ALL ADJOURNMENTS OR POSTPONEMENTS O Jill Tillman THEREOF. FOR ALL EXCEPT O Susan L.N. Vogt (See instructions below) PLEASE INDICATE YOUR VOTE, SIGN AND MAIL THIS PROXY TODAY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person

0 FORM OF PROXY CARD SERACARE LIFE SCIENCES, INC. 37 Birch Street Milford, MA 01757 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned stockholder of SeraCare Life Sciences, Inc. (the “Company”) acknowledges receipt of the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement, and does hereby appoint Gregory A. Gould, Secretary of the Company, as the attorney and proxy of the undersigned, with full power of substitution, to vote, on behalf of the undersigned, all of the shares of common stock of the Company held of record by the undersigned on December 17, 2009, at the Company’s Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern time, on February 8, 2010 at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 and at all adjournments or postponements thereof, hereby revoking any proxy heretofore given with respect to such shares. (Continued and to be signed on the reverse side) 14475